Exhibit 5.1

ADC Therapeutics SA Biopôle Route de la Corniche 3 B 1066 Epalinges Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00
June 4, 2021

ADC Therapeutics SA – Registration Statement on Form F-3

Ladies and Gentlemen

We have acted as special Swiss counsel to ADC Therapeutics SA, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of (i) a registration statement on Form F-3 (the Registration Statement), including a prospectus, to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), certain securities, including (a) common shares of the Company, each with a nominal value of CHF 0.08 (the Common Shares), (b) debt securities of the Company (the Debt Securities), (c) warrants of the Company (the Warrants), (d) purchase contracts (the Purchase Contracts), (e) units (the Units), and (f) subscription rights (the Rights, and together with the Debt Securities, the Warrants, the Purchase Contracts and the Units, the Securities) and (ii) a prospectus supplement (the Prospectus) to be filed with the SEC on the date hereof relating to the offering and sale by the Company of Common Shares, to be issued out of authorized share capital of the Company, for an aggregate offer price of up to USD 200,000,000 (the Offered Shares). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than as listed below) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively, the Documents):

(i)	an electronic copy of the Registration Statement, including the Prospectus;

(ii)	an electronic copy of the articles of association (statuts) of the Company, the form of which is filed as Exhibit 4.1 to the Registration Statement (the Articles); and

(iii)	an electronic copy of the circular resolution of the Company's board of directors (the Board of Directors) dated June 3, 2021, approving, among other things, (i) the filing of the Registration Statement and of the Prospectus with the SEC and (ii) the issuance, offering and sale of the Offered Shares (the Board Resolution).

No documents other than the Documents have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

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(c)	all documents produced to us in draft form will be executed in the form of the draft submitted to us;

(d)	each party to the Documents is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and|or establishment and none of the parties to the Documents (other than the Company) has passed or, until the issuance of all Common Shares, will have passed a voluntary winding-up resolution; no petition has been, or, until the issuance of all Common Shares, will be presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of any party (other than the Company); and no receiver, trustee in bankruptcy, administrator or similar officer has been or, until the issuance of all Common Shares, will have been appointed in relation to any of the parties (other than the Company) or any of their assets or revenues;

(e)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

(f)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;

(g)	the Registration Statement, the Prospectus and the Articles are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement, the Prospectus or the Articles of Association, as the case may be, as of the date hereof;

(h)	the Board Resolution has been duly resolved in a duly executed circular resolution, and has not been rescinded or amended and is in full force and effect;

(i)	prior to the issuance, offering and sale of any Common Shares and/or Securities, the Board of Directors of the Company will have duly authorized the issuance, offering and sale of such Common Shares and/or Securities and will have validly excluded the pre-emptive rights of the existing shareholders for purposes of the issuance, offering and sale of such Common Shares and/or Securities as contemplated in the Registration Statement or the Prospectus, as applicable, and such authorization and exclusion will not have been amended and will be in full force and effect until the issuance of all such Common Shares and/or Securities;

(j)	all exercise notices with respect to Common Shares issued out of the Company's conditional share capital for financing, acquisitions and other purposes (the Conditional Share Capital) will be duly delivered in accordance with Swiss law and the underlying contractual arrangements;

(k)	the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (restitution des versements) and has not undertaken and will not undertake an acquisition in kind (reprise de biens) or intended acquisition in kind (reprise de biens envisagée) without complying with the formal procedure set forth in article 628 of the Swiss Code of Obligations; and

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(l)	all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement and the Prospectus or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement and the Prospectus have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof the Common Shares, any Common Shares to be issued upon conversion, exercise, exchange or otherwise pursuant to the terms of any of the Securities, and the Offered Shares, in each case if and when issued and paid for pursuant to the Articles, the underlying contractual arrangements and Swiss law—in particular after the written conversion or exercise notice has been given (if applicable) and the issue price for such Common Shares has been paid-in in accordance with the Articles, the underlying contractual arrangements and Swiss law and upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Vaud (if applicable)—and if and when such Common Shares have been entered into the Company's book of uncertificated securities, have been or will be, as applicable, validly issued, fully paid as to their nominal value and non-assessable.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	The exercise of voting rights and rights related thereto with respect to any Common Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

(c)	We express no opinion as to whether the Registration Statement and the Prospectus are accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement and the Prospectus provide sufficient information for investors to reach an informed assessment of the Company, any companies within the Company's consolidation perimeter and the Common Shares.

(d)	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Daniel Häusermann

Homburger AG

Daniel Häusermann

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